Exhibit 99.1

Venoco, Inc.

www.venocoinc.com

(Bloomberg ticker: 552338Z US)

For Immediate Release

November 17, 2005

Venoco, Inc. Announces Third Quarter 2005 Results

CARPINTERIA, California, November 17, 2005/PRNewswire: Venoco, Inc. today reported a net loss of $1.8 million for the third quarter of 2005 compared to net income of $6.9 million for the third quarter of 2004.  The net loss for the third quarter of 2005 includes the effect of a $16.2 million (pre-tax) unrealized loss on certain commodity derivative contracts that do not qualify for hedge accounting in accordance with SFAS 133.   Excluding this charge, Venoco had net income of $8.0 million for the third quarter of 2005.  This compares to net income of $7.5 million in the third quarter of 2004 excluding the effects of the $0.9 million (pre-tax) unrealized commodity derivative loss for that quarter.  Please see the end of this release for a reconciliation of net income (loss) to net income before unrealized commodity derivative loss (a non-GAAP measure).

Venoco’s earnings before interest, taxes, depletion, depreciation and amortization (EBITDA) for the third quarter of 2005 was $6.4 million, as compared with $16.6 million of EBITDA in third quarter 2004.  These EBITDA figures include the pre-tax impact of third quarter realized commodity derivative losses of $8.3 million in 2005 and $5.0 million in 2004.  They also include the impact of the above mentioned third quarter unrealized commodity derivative losses of $16.2 million in 2005 and $0.9 million in 2004.  Excluding the impact of the realized and unrealized commodity derivative losses, Venoco’s third quarter 2005 EBITDA was $30.9 million, up 38% from third quarter 2004 EBITDA of $22.4 million.  Please see the end of this release for a reconciliation of EBITDA and EBITDA before the pre-tax impact of realized and unrealized commodity derivative losses to net income.

The unrealized commodity derivative losses described above result from mark-to-market adjustments applicable to certain commodity derivative contracts not currently eligible for hedge accounting treatment.  Changing oil and natural gas prices affect the market value of Venoco’s fixed price commodity derivative contracts, and as a result the Company expects that there will continue to be significant volatility in its reported earnings.

For the nine months ended September 30, 2005 Venoco reported net income of $0.1 million as compared with $18.3 million in the first nine months of 2004.  Net income for the first nine months of 2005 includes the effects of $44.2 million (pre-tax) in unrealized losses on certain commodity derivative contracts that do not qualify for hedge accounting under SFAS 133.   Excluding this charge, Venoco had net income of $26.8 million for the first nine months of 2005.  This compares to net income of $19.3 million in the first nine months of 2004 excluding the effects of  a $1.7 million (pre-tax) unrealized commodity derivative loss for first nine months of 2004.  Please see the reconciliation of net income to net income before unrealized commodity derivative losses (a non-GAAP measure) at the end of this release.

Venoco’s EBITDA for the nine months ended September 30, 2005 was $27.4 million as compared with $44.9 million of EBITDA in the first nine months of 2004. These figures include the pre-tax impact of realized commodity derivative losses of $15.4 million in the first nine months of 2005 and $11.1 million in the same period in 2004.  They also include the impact of unrealized commodity derivative losses of $44.2 million in the first nine months of 2005 and $1.7 million in the same period in 2004.  Excluding the impact of the realized and unrealized commodity derivative losses, Venoco’s EBITDA in the first nine months of 2005 was $87.1 million, up 51% from $57.6 million in the first nine months of 2004.

Venoco’s average net production for the first nine months of 2005 was 11,565 barrels of oil equivalent per day (“BOE/d”), up 6% from 10,898 BOE/d in the same period in 2004.  Due to delays in implementing several projects, mechanical problems encountered at a well in the South Ellwood field and some periods of limited production capacity due to well and platform maintenance, average net production in the third quarter of 2005 declined 7% to 10,444 BOE/d compared to11,201 BOE/d in the third quarter of 2004. These operational issues have been resolved and the trend of increasing production has resumed.  Venoco expects production for both the fourth quarter and 2005 as a whole to average 11,000 to 12,000 BOE/d, and anticipates an exit rate for the year in the 12,000 to 13,000 BOE/d range.

In the third quarter of 2005 Venoco drilled six new wells to total depth and reworked or recompleted eight additional wells.  In the fourth quarter the Company expects to drill twelve additional wells and to rework or recomplete eighteen wells.  The majority of the drilling activity in 2005 has been in the Sacramento Basin area. The Company’s well activity in that area has resulted in net production there increasing by approximately 50%, or 651 BOE/d, in the first nine months of 2005 compared to the same period in 2004, not including production attributable to the acquisition of Marquez Energy in March.  In terms of dollars invested, most of the Company’s 2005 capital expenditures have related to offshore projects, mainly the implementation and expansion of two waterfloods that are expected to lead to future production increases. Capital expenditures in the third quarter included $18.9 million on drilling and rework activity, $6.4 million on facilities and $2.5 million on exploration projects.  The Company also spent a total of $10.7 million to complete three acquisitions  that closed in the third quarter of 2005.

In the first nine months of 2005 Venoco spent $41.6 million on drilling and rework activities, $12.9 million on facilities and $4.0 million on exploration projects. During the period, the Company drilled sixteen new onshore wells to total depth and recompleted thirty-five additional onshore wells. Offshore, it drilled four wells to total depth and recompleted three wells.  In addition, it spent a total of $25.3 on acquisitions during the period.  The Company expects that its exploration, exploitation and development-related capital expenditures for 2005 as a whole will be between $70 and $80 million.

About the Company

Venoco is an independent energy company primarily engaged in the acquisition, exploration, exploitation and development of oil and natural gas properties in California.  It has regional headquarters in Carpinteria, California and corporate headquarters in Denver, Colorado.  Venoco operates three offshore platforms in the Santa Barbara Channel, has nonworking interests in three others, and also operates two onshore properties in Southern California and over 100 natural gas wells in Northern California.

Conference Call & Webcast

Venoco’s third quarter 2005 earnings and operational review conference call will begin at 4:00 p.m. Eastern (2:00 p.m. Mountain, 1:00 p.m. Pacific) on Thursday, November 17, 2005.  Information on accessing the recorded call will be available on the Investor Information page of the Company’s website http://www.venocoinc.com.

Statements made in this news release, including those relating to future growth and performance, capital expenditures, drilling inventory, economic returns, development opportunities, production growth targets, cash flow, reserve base, and future results of operation and financial condition are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, ability to acquire properties that meet the Company’s objectives, the timing and extent of changes in oil and gas prices, changes in underlying demand for oil and gas, the timing and results of drilling activity, the availability of and cost of obtaining drilling equipment and technical personnel, delays in completing production, treatment and transportation facilities, higher than expected production costs and other expenses, pipeline curtailments by third-parties and mechanical failures and other problems affecting production. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

Oil and Gas Production and Prices

	Three Months Ended September 30,(1)			Nine Months Ended September 30,(1)
	2005	2004	Increase (Decrease)	2005	2004	Increase (Decrease)
Production Volume
Natural Gas (Mcf/d) .	1,920,544	1,507,948	27%	5,652,442	4,080,963	38%
Oil (Bbls/d)	640,711	779,243	(18)%	2,215,192	2,305,960	(4)%
BOE	960,802	1,030,567	(7)%	3,157,266	2,986,121	6%
Daily Average Production Volume
Natural Gas (Mcf/d)	20,875	16,391	27%	20,705	14,894	39%
Oil (Bbls/d)	6,964	8,470	(18)%	8,114	8,416	(4)%
BOE/d	10,444	11,201	(7)%	11,565	10,898	6%
Oil Price per Barrel Produced (in dollars)
Realized price before hedging loss	$52.50	$36.78	43%	$44.09	$33.32	32%
Realized hedging loss	(13.13)	(6.27)	109%	(6.85)	(4.53)	51%
Net realized	$39.37	$30.51	29%	$37.24	$28.79	29%
Natural Gas Price per Mcf (in dollars)
Realized price before hedging gain (loss)	$7.27	$5.52	32%	$6.58	$5.56	18%
Realized hedging gain (loss)	.07	(.06)	217%	(.04)	(.16)	(75)%
Net realized	$7.20	$5.46	32%	$6.54	$5.40	21%

Average Sales Price per BOE	$40.42	$30.49	33%	$37.34	$29.83	27%

Third Quarter 2005 and 2004 Financial Information

VENOCO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

($ thousands, unaudited)

	September 30, 2005 (1)	December 31, 2004 (1)
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$13,023	$54,715
Accounts receivable	26,449	17,755
Inventories	1,784	1,079
Income tax receivable	—	3,906
Commodity derivatives	3,680	5,300
Notes receivable - officer	—	1,420
Prepaid expenses and other current assets	7,025	3,640
Total current assets	51,961	87,815
PROPERTY AND EQUIPMENT, net	209,251	198,563
OTHER ASSETS	7,995	12,504

TOTAL ASSETS	$269,207	$298,882

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT):
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$33,164	$19,385
Undistributed revenue payable	4,492	4,774
Income tax payable	4,853	—
Current maturities of long term debt	124	127
Commodity derivatives	39,603	1,520
Repurchase of common stock	—	5,316
Total current liabilities	82,236	31,122
LONG-TERM DEBT	158,942	163,542
DEFERRED INCOME TAXES	1,000	32,208
ASSET RETIREMENT OBLIGATIONS	24,540	23,184
COMMODITY DERIVATIVES	21,874	—
Total liabilities	288,592	250,056
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST	—	387
STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock and additional paid in capital	21,384	31,412
Retained earnings (accumulated deficit)	(19,766)	15,104
Accumulated other comprehensive income (loss)	(21,003	1,923
Total stockholders’ equity (deficit)	(19,385)	48,439

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$269,207	$298,882

(1)  On March 21, 2005 the Company completed the acquisition of Marquez Energy, majority-owned and controlled by Timothy Marquez, the Company’s CEO and beneficial owner of 100% of its shares.  Due to the common control aspects of the transaction, the financial statements of Marquez Energy have been combined with the consolidated financial statements of the Company and its subsidiaries in a manner similar to a pooling-of-interests from the date common control was achieved.  Therefore, the Company’s financial statements since July 12, 2004 were restated to include Marquez Energy’s financial results.

VENOCO, INC

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

($ thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004

REVENUES:
Oil and natural gas sales	$47,278	$36,844	$134,668	$99,761
Commodity derivative losses (realized)	(8,287)	(4,968)	(15,442)	(11,076)
Commodity derivative losses (unrealized) (1)	(16,242)	(851)	(44,241)	(1,692)
Other	776	1,953	2,867	4.134
Total revenues	23,525	32,978	77,852	91,127
EXPENSES:
Oil and natural gas production	13,748	12,583	38,030	35,298
Transportation expense	464	783	1,680	2,222
Depletion, depreciation, amortization and impairment	5,634	3,611	15,127	10,992
Accretion of abandonment liability	293	373	1,311	1,093
General and administrative, net of amounts capitalized	2,955	2,957	10,654	8,697
Amortization of deferred loan costs	320	103	1,341	233
Interest, net	3,361	443	10,181	1,076
Total expenses	26,775	20,853	78,324	59,611
Income (loss) before income taxes	(3,250)	12,125	(472)	31,516
Income tax provision (benefit)	(1,417)	5,143	(643)	13,227
Income (loss) before minority interest	(1,833)	6,982	171	18,289
Minority interest	—	36	42	36
Net income (loss)	(1,833)	6,946	129	18,253
Preferred stock dividends	—	(2,116)	—	(6,348)
Net income (loss) applicable to common equity	$(1,833)	$4,830	$129	$11,905

(1)          Unrealized commodity derivative losses reflect the change in fair value of financial instruments not qualifying for hedge accounting under SFAS No. 133

GAAP Reconciliations

The Company discloses net income before unrealized commodity derivative losses, a non-GAAP financial measure, because management believes net income before unrealized commodity derivative gains and losses (i) provides a better comparison of operating trends and performance related results,  (ii) is comparable to certain performance analysis methods of securities analysts and (iii) eliminates the impact of fluctuations in mark-to-market values from unrealized commodity derivatives for which the Company cannot estimate the timing or amount.  The following reconciles net income to net income before unrealized commodity derivative losses for the three and nine months ended September 30:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004

Net Income (loss)	$(1,833)	$6,946	$129	$18,253
Plus: Unrealized commodity derivative losses	16,242	851	44,241	1,692
Less: Income tax benefit on unrealized commodity derivative losses	6,438	337	17,538	671
Net income before unrealized commodity derivative losses	$7,971	$7,463	$26,832	$19,274

EBITDA, a non-GAAP financial measure, excludes certain items that management believes affect the Company’s comparison of operating results.  The Company discloses EBITDA because (i) the Company uses EBITDA to evaluate operating trends and performance related results (ii) the Company uses EBITDA to compare its performance to other oil and gas producing companies, and (iii) EBITDA is comparable to certain performance analysis methods of securities analysts.  The Company’s measures of EBITDA and EBITDA before pre-tax hedging losses is not comparable to the Company’s other financial measures.  The following reconciles net income (loss) to EBITDA and EBITDA before the pre-tax effects of realized and unrealized commodity derivative losses for the three and nine  months ended September 30:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004

Net Income	$(1,833)	$6,946	$129	$18,253
Plus: Interest, net	3,361	443	10,181	1,076
Income taxes (benefit)	(1,417)	5,143	(643)	13,227
D.D.&A	5,634	3,611	15,127	10,992
Accretion of abandonment liability	293	373	1,311	1,093
Amortization of deferred loan costs	320	103	1,341	233
EBITDA	6,358	16,619	27,446	44,874
Plus: Pre-tax realized commodity derivative losses	8,287	4,968	15,442	11,076
Pre-tax unrealized commodity derivative losses	16,242	851	44,241	1,692
EBITDA before pre-tax commodity derivative losses	$30,887	$22,438	$87,129	$57,642

Open Derivative Positions as of November 11, 2005

Crude Oil Agreements— The Company has entered into option, swap and collar agreements to receive average minimum and maximum New York Mercantile Exchange (NYMEX) West Texas Intermediate (WTI) prices as summarized below.  Location and quality differentials attributable to the Company’s properties are not included in the following prices.  The agreements provide for monthly settlement based on the differential between the agreement price and the actual NYMEX crude oil price.

	Minimum		Maximum
	Barrels/day	Avg. Prices	Barrels/day	Avg. Prices
Crude oil hedges at November 11, 2005 for production:
October 1- December 31, 2005	9,471	$37.73	5,471	$47.17
January 1 – December 31, 2006	8,500	$45.34	5,000	$53.56
January 1 – December 31, 2007	4,313	$43.96	4,313	$68.99
January 1 – December 31, 2008	2,946	$52.00	2,946	$75.00
January 1 – June 30, 2009	2,170	$50.00	2,170	$75.00

Natural Gas Agreements—The Company has entered into option, swap and collar agreements to receive average minimum and maximum PG&E Citygate prices as follows:

	Minimum		Maximum
	MMBtu/Day	Avg. Prices	MMBtu/Day	Avg. Prices
Natural gas hedges at November 11, 2005 for production:
October 1- December 31, 2005	14,000	$6.09	4,000	$6.77
January 1 – December 31, 2006	21,000	$7.06	15,000	$11.04
January 1 – December 31, 2007	6,000	$6.00	6,000	$8.40

This release can be found at http://www.venocoinc.com

SOURCE Venoco, Inc.

For more information contact: Mike Edwards, VP (805) 745-2123 direct, (805) 455-9658 cell

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